N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen High Income Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		7,966,105	0.50		14,771,651	7.45
Class B		1,159,774	0.44		1,954,299	7.45
Class C		1,079,273	0.44		2,354,629	7.45
Class I		1,358,627	0.52		1,731,183	7.45


Evergreen Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		40,261,259	0.32		120,776,790	7.01
Class B		2,111,623	0.27		6,313,268	7.01
Class C		2,777,211	0.27		10,174,622	7.01
Class I		30,292,147	0.34		62,789,672	7.01


Evergreen Short-Intermediate Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,679,011	0.37		4,180,027	9.63
Class B		99,512		0.29		232,711		9.63
Class C		276,268 	0.29		1,090,454	9.63
Class I 	5,784,725 	0.39		11,373,372	9.63


Evergreen Strategic Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		11,102,766	0.31		38,863,462	8.59
Class B		1,184,349	0.25		3,733,037	8.57
Class C		2,822,597	0.25		12,685,489	8.62
Class I		2,625,892	0.34		8,496,383	8.59